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                                                                    EXHIBIT 10.7












                           WARRANT PURCHASE AGREEMENT


                                  By and Among


                        VALUEVISION INTERNATIONAL, INC.,


                                 XOOM.COM, INC.


                                       AND


                                    SNAP! LLC



                         Dated as of September 13, 1999




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                                                                [EXECUTION COPY]


                           WARRANT PURCHASE AGREEMENT


                  WARRANT PURCHASE AGREEMENT, dated as of September 13, 1999 (this "Agreement"), by and among ValueVision International, Inc., a Minnesota corporation ("ValueVision"), Xoom.com, Inc., a Delaware corporation ("Xoom"), and Snap! LLC, a Delaware limited liability company ("Snap"). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in
Article I.

                  WHEREAS, Xoom has agreed to purchase from ValueVision, and ValueVision has agreed to sell to Xoom, subject to the terms and conditions of this Agreement, a warrant to purchase shares of common stock, $.01 par value, of ValueVision ("ValueVision Common Stock");

                  WHEREAS, ValueVision has agreed to purchase from Xoom, and Xoom has agreed to sell to ValueVision, subject to the terms and conditions of this Agreement, a warrant to purchase shares of common stock, $.0001 par value, of Xoom ("Xoom Common Stock"); and

                  WHEREAS, Xoom and Snap have entered into a series of agreements dated as of May 9, 1999, June 11, 1999 and July 8, 1999 concerning the reorganization of Xoom and Snap (the "Reorganization");


                  NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   Definitions

                  Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Ancillary Documents" shall mean the Interactive Agreement, the Trademark License Agreement, the ValueVision Warrant, the Xoom Warrant, the ValueVision Registration Rights Agreement and the Xoom Registration Rights Agreement.

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                  "Closing" shall have the meanings set forth in Section 2.2(a).

                  "Contractual Obligation" shall mean, as to any Person, any provision of any note, bond or security issued by such Person, or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is subject.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Entity" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system.

                  "Interactive Agreement" shall mean the Interactive Promotion Agreement dated as of the date hereof between ValueVision and Snap pursuant to which ValueVision shall operate an online home shopping service at www.snaptv.com.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the assets, business condition, results of operations or financial condition of a party and its Subsidiaries taken as a whole or (ii) with respect to any party, the ability of such party to timely perform its obligations under this Agreement or any Ancillary Document to which it is a party.

                  "NBC" shall mean National Broadcasting Company, Inc., a Delaware corporation.

                  "Person" shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange
Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any Governmental Entity or any other entity of whatever nature.

                  "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational documents of such Person, and any law, statute, order, treaty, rule or regulation, or judgment, decree, determination or order of any arbitrator, court or other Governmental Entity, applicable to or binding upon such Person or any of its property.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


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                  "Subsidiary" shall mean, as to any Person, a corporation,
partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Xoom" shall have the meaning set forth in the preamble hereto.

                  "Xoom Registration Rights Agreement" shall mean the registration rights agreement to be executed by Xoom and ValueVision with respect to the common stock of Xoom, which shall be substantially in the form attached as Exhibit A hereto.

                  "Xoom SEC Documents" shall have the meaning set forth in
Section 3.2(e).

                  "Xoom Warrant" shall mean the warrant to purchase shares of common stock, par value $.0001, of Xoom, which shall be substantially in the form of Exhibit B hereto.

                  "ValueVision" shall have the meaning set forth in the preamble hereto.

                  "ValueVision Registration Rights Agreement" shall mean the registration rights agreement to be executed by Xoom and ValueVision with respect to the common stock of ValueVision, which shall be substantially in the form attached as Exhibit C hereto.

                  "ValueVision SEC Documents" shall have the meaning set forth in Section 3.1(e).

                  "ValueVision Warrant" shall mean the warrant to purchase shares of common stock, par value $.01, of ValueVision, which shall be substantially in the form of Exhibit D hereto.


                                   ARTICLE II

                       Sale and Purchase of the Securities

                  Section 2.1. Agreement to Sell and Purchase. (a) Upon and subject to the terms and conditions set forth in this Agreement, ValueVision agrees to issue, sell and deliver to Xoom, and Xoom agrees to purchase from ValueVision, the ValueVision Warrant.

                  (b) Upon and subject to the terms and conditions of this Agreement, Xoom agrees to issue, sell and deliver to ValueVision, and ValueVision agrees to purchase from Xoom, the Xoom Warrant.

                  Section 2.2. Closing. (a) The purchase and sale of the ValueVision Warrant and the Xoom Warrant pursuant to Section 2.1 (the "Closing") shall occur upon the execution and delivery of this Agreement.



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                  (b) At the Closing: ValueVision shall deliver to Xoom the
ValueVision Warrant and Xoom shall deliver to ValueVision the Xoom Warrant, and each party shall execute and deliver to the other parties each of the Ancillary Agreements to which it is a party. The purchase price for the ValueVision Warrant shall be the Xoom Warrant, and the purchase price for the Xoom Warrant shall be the ValueVision Warrant.

                  Section 2.3 Standstill and Transfer Restrictions. (a) ValueVision agrees that the ValueVision Warrant and any shares of ValueVision Common Stock acquired thereunder, whether acquired by Xoom, Snap, NBC, General Electric Company or any of their respective Affiliates, shall not be subject to the restrictions contained in Article IV of the Shareholder Agreement, dated as of April 15, 1999 among ValueVision, NBC and GE Capital Equity Investments, Inc.

                  (b) Xoom agrees that the Xoom Warrant and any shares of Xoom Common Stock acquired thereunder, whether acquired by ValueVision, NBC, General Electric Company or any of their respective Affiliates, shall not be subject to the restrictions contained in Article II and Section 3.1 of the Governance and Investors Rights Agreement between NBC and NBC Internet, Inc. to be entered into pursuant to the consummation of the Agreement and Plan of Contribution, Investment and Merger dated as of May 9, 1999, as amended and restated on June 11, 1999 and July 8, 1999, among NBC, Xoom, GE Investments Subsidiary, Inc., Neon Media Corporation and Xenon 2, Inc.


                                   ARTICLE III

                         Representations and Warranties

                  Section 3.1. Representations and Warranties of ValueVision. ValueVision represents and warrants to Xoom and Snap as of the date hereof as follows:

                  (a) Organization and Good Standing of ValueVision. ValueVision is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. ValueVision is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect on ValueVision.

                  (b) Authorization; No Conflicts. ValueVision has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by ValueVision of this Agreement and each Ancillary Document and the consummation of ValueVision's obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by ValueVision. This Agreement constitutes,



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and upon its execution and delivery on or prior to the Closing Date, each
Ancillary Document will constitute, a valid and legally binding obligation of ValueVision enforceable against ValueVision in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except for the consent of NBC and GE Capital Equity Investments, Inc. (which has been obtained), the execution, delivery and performance of this Agreement and the Ancillary Documents by ValueVision, the consummation of the transactions by ValueVision contemplated hereby and thereby and the compliance by ValueVision with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of ValueVision or Material Subsidiaries under, (i) the articles of incorporation, by-laws or other governing instrument of ValueVision, (ii) any Contractual Obligation of ValueVision or (iii) any Requirement of Law applicable to ValueVision, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on ValueVision.

                  (c) Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of ValueVision or any of its Subsidiaries in connection with the execution and delivery by ValueVision of this Agreement and the Ancillary Documents, the consummation by ValueVision of the transactions contemplated hereby and thereby or the performance by ValueVision of its obligations hereunder and thereunder, except for (i) such filings as may be required under the blue sky laws of the various states, (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect on ValueVision.

                  (d) Capitalization. (i) As of September 2, 1999, the authorized capital stock of ValueVision consisted of 100,000,000 shares of undesignated capital stock. As of such date, 37,017,684 shares of ValueVision Common Stock were issued and outstanding, no shares of ValueVision Common Stock were held in treasury, and no shares of Common Stock werer reserved for issuance upon exercise of outstanding stock options except for 6,515,385 shares reserved in respect of options. As of such date, 5,339,500 shares of ValueVision preferred stock werer designated Series A Redeemable Convertible Preferred Stock (the "Preferred Stock"), and 5,339,500 shares were issued and outstanding. All of the issued and outstanding shares of ValueVision's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable and not subject to preemptive rights.

                  (ii) Upon delivery of the ValueVision Warrant on the Closing Date as provided herein, the ValueVision Warrant will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and Xoom will acquire good title thereto, free and clear of all Liens (other than any Lien created by Xoom). The shares of ValueVision Common Stock issuable upon exercise of the ValueVision Warrant have been reserved for issuance and, when issued upon exercise of the ValueVision Warrant, will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and the owner of such shares will




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         acquire good title thereto, free and clear of all Liens (other than any
         Lien created by such owner).

                      (iii) The consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which ValueVision is or may be obligated to issue or acquire its capital stock.

                  (e) SEC Filings, Financial Information, Liabilities. ValueVision has filed and made available to Xoom and Snap a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed with the SEC since January 1, 1998 (the "ValueVision SEC Documents"). As of their respective dates, the ValueVision SEC Documents, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ValueVision SEC Documents. None of the ValueVision SEC Documents when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ValueVision included in the ValueVision SEC Documents comply as to form in all material respect with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of ValueVision and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the ValueVision SEC Documents (including any item accounted for in the financial statements contained in the ValueVision SEC Documents or set forth in the notes thereto) as of July 31, 1999, neither ValueVision nor any of its Subsidiaries had, and since such date neither ValueVision nor any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on ValueVision (other than claims, liabilities or obligations contemplated by this Agreement or the Ancillary Documents or expressly permitted to be incurred pursuant to this Agreement or the Ancillary Documents). In addition, since July 31, 1999, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of ValueVision or any material change in accounting methods or practices by ValueVision or any of its Subsidiaries.

                  (f) Absence of Certain Changes. Since July 31, 1999, the business of ValueVision has been operated in the usual and ordinary course consistent with past practice (except as disclosed in the ValueVision SEC Documents filed prior to the date hereof and the negotiation, execution, delivery and performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby) and there has been no event, condition or change that has had a Material Adverse Effect on ValueVision.



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                   (g) Securities Act. (i) ValueVision (A) is acquiring the Xoom
Warrant solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (B) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, Xoom and the Xoom Warrant; (C) is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (D) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in Xoom and the Xoom Warrant; (E) has so evaluated the merits and risks of such investment; (F) is able to bear the economic risk of such investment; and (G) is able to afford a complete loss of such investment.

                      (ii) Subject to and based in part upon the truth and accuracy of the representations and warranties of Xoom in Section 3.2(g)(i) hereof, the offering, sale and purchase of the ValueVision Warrant contemplated hereby are exempt from registration under the Securities Act and are exempt from registration under any applicable state securities or "blue sky" laws.

                  (h) Brokers and Finders. ValueVision has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

                  Section 3.2. Representations and Warranties of Xoom. Xoom represents and warrants to ValueVision as of the date hereof as follows:

                  (a) Organization and Good Standing of Xoom. Xoom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. Xoom is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect on Xoom.

                  (b) Authorization; No Conflicts. Xoom has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Xoom of this Agreement and each Ancillary Document and the consummation of Xoom's obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by Xoom. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date, each Ancillary Document will constitute, a valid and legally binding obligation of Xoom enforceable against Xoom in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except for the consent of NBC (which has been obtained), the execution, delivery and performance of this Agreement and the Ancillary Documents by Xoom, the consummation of the transactions by Xoom contemplated hereby and thereby and the compliance by Xoom with



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the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Xoom or its Material Subsidiaries under, (i) the certificate of incorporation, by-laws or other governing instrument of Xoom, (ii) any Contractual Obligation of Xoom or (iii) any Requirement of Law applicable to Xoom, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Xoom.

                  (c) Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Xoom or any of its Subsidiaries in connection with the execution and delivery by Xoom of this Agreement and the Ancillary Documents, the consummation by Xoom of the transactions contemplated hereby and thereby or the performance by Xoom of its obligations hereunder and thereunder, except for (i) such filings as may be required under the blue sky laws of the various states, (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect on Xoom.

                  (d) Capitalization. (i) As of the date hereof, the authorized capital stock of Xoom consists of 80,000,000 shares of Xoom Common Stock and 5,000,000 shares of Xoom Preferred Stock. As of the date hereof, 19,485,418 shares of Xoom Common Stock are issued and outstanding, no shares of Common Stock are held in treasury, and 5,724,703 shares of Xoom Common Stock are reserved for issuance upon exercise of outstanding stock options and pursuant to Xoom's 1998 Stock Incentive Plan. As of the date hereof, no shares of Xoom Preferred Stock are designated, and no shares of Xoom Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Xoom's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable and not subject to preemptive rights.

                      (ii) Upon delivery of the Xoom Warrant on the Closing Date as provided herein, the Xoom Warrant will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and ValueVision will acquire good title thereto, free and clear of all Liens (other than any Lien created by ValueVision). The shares of Common Stock issuable upon exercise of the Xoom Warrant have been reserved for issuance and, when issued upon exercise of the Xoom Warrant, will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and the owner of such shares will acquire good title thereto, free and clear of all Liens (other than any Lien created by such owner).

                      (iii) The consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which Xoom is or may be obligated to issue or acquire its capital stock.

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                  (e) SEC Filings, Financial Information, Liabilities. Xoom has
filed and made available to ValueVision a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed with the SEC since December 9, 1998 and the registration statement on Form S-4 filed by NBC Internet, Inc. (including amendments thereto) (collectively, the "Xoom SEC Documents"). As of their respective dates, the Xoom SEC Documents, after giving effect to any amendments and supplements thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Xoom SEC Documents. None of the Xoom SEC Documents when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Xoom included in the Xoom SEC Documents comply as to form in all material respect with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the period involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of Xoom and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the Xoom SEC Documents (including any item accounted for in the financial statements contained in the Xoom SEC Documents or set forth in the notes thereto) as of June 30, 1999, neither Xoom nor any of its Subsidiaries had, and since such date neither Xoom nor any of its Subsidiaries has incurred, any claims, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Xoom (other than claims, liabilities or obligations contemplated by this Agreement or the Ancillary Documents or expressly permitted to be incurred pursuant to this Agreement or the Ancillary Documents). In addition, since June 30, 1999, there has not been any declaration, setting aside or payment of a dividend or other distribution with respect to shares of capital stock of Xoom or any material change in accounting methods or practices by Xoom or any of its Subsidiaries.

                  (f) Absence of Certain Changes. Since June 30, 1999, the business of Xoom has been operated in the usual and ordinary course consistent with past practice (except as disclosed in the Xoom SEC Documents filed prior to the date hereof and the negotiation, execution, delivery and performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby) and there has been no event, condition or change that has had a Material Adverse Effect on Xoom.

                  (g) Securities Act. (i) Xoom (A) is acquiring the ValueVision Warrant solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (B) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, ValueVision and the ValueVision Warrant; (C) is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (D) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in ValueVision and the ValueVision Warrant; (E) has so evaluated the merits and risks of such investment; (F) is able to bear the economic risk of such investment; and (G) is able to afford a complete loss of such investment.

                      (ii) Subject to and based in part upon the truth and accuracy of the representations and warranties of ValueVision in
         Section 3.1(g)(i) hereof, the offering, sale and purchase of the Xoom Warrant contemplated hereby are exempt from registration under the Securities Act and are exempt from registration under any applicable state securities or "blue sky" laws.

                  (h) Brokers and Finders. Xoom has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

                  Section 3.3. Representations and Warranties of Snap. Snap represents and warrants to ValueVision as of the date hereof as follows:

                  (a) Organization and Good Standing of Snap. Snap is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. Snap is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified or in good standing in any such jurisdiction would not have a Material Adverse Effect on Snap.

                  (b) Authorization; No Conflicts. Snap has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Snap of this Agreement and each Ancillary Document and the consummation of Snap's obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by Snap. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date, each Ancillary Document will constitute, a valid and legally binding obligation of Snap enforceable against Snap in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Except for the consent of NBC (which has been obtained), the execution, delivery and performance of this Agreement and the Ancillary Documents by Snap, the consummation of the transactions by Snap contemplated hereby and thereby and the compliance by Snap with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Snap under (i) the limited liability company agreement, the operating agreement, by-laws or other governing instrument of Snap, (ii) any Contractual Obligation of Snap or (iii) any Requirement of Law applicable to Snap, except, in the case of clauses (ii) and
(iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on Snap.

                  (c) Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Snap or any of its Subsidiaries in connection with the execution and delivery by Snap of this Agreement and the Ancillary Documents, the consummation by Snap of the transactions contemplated hereby and thereby or the performance by Snap of its obligations hereunder and thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect on Snap.

                  (d) Brokers and Finders. Snap has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.


                                   ARTICLE IV

                                Other Agreements

                  Section 4.1. Public Statements. Before any party or any Affiliate of such party shall release any information concerning this Agreement or the Ancillary Documents or the matters contemplated hereby or thereby which is intended for or may result in public dissemination thereof, such party shall cooperate with the other parties and NBC, shall furnish drafts of all documents or proposed oral statements to the other parties and NBC, provide the other parties and NBC the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other parties and NBC, except (following compliance with this Section 4.1) to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its Affiliate are traded.

                  Section 4.2. Reservation of Shares. (a) ValueVision agrees to keep reserved for issuance at all times prior to the exercise of the ValueVision Warrant the aggregate number of shares of ValueVision Common Stock issuable upon exercise of the ValueVision Warrant.

                  (b) Xoom agrees to keep reserved for issuance at all times prior to the exercise of the Xoom Warrant the aggregate number of shares of Xoom Common Stock issuable upon exercise of the Xoom Warrant.

                  Section 4.3. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including without limitation making application as soon as practicable for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith.

                                    ARTICLE V

                                  Miscellaneous

                  Section 5.1. Survival of Representations and Warranties. All representations and warranties made herein or in any certificates delivered in connection with the Closing shall survive for a period of eighteen months after the Closing.

                  Section 5.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

                  (a)      If to Xoom, to:

                                    Xoom.com, Inc.
                                    300 Montgomery Street
                                    Suite 300
                                    San Francisco, CA  94104
                                    Attention: Chris Kitze
                                    Fax: (415) 288-2580

                           with copies to:

                                    Morrison & Foerster LLP
                                    425 Market Street
                                    San Francisco, California 94105
                                    Attention:  Bruce Alan Mann, Esq.
                                    Telecopier:  415-268-7522

                  (b)      If to Snap, to:

                                    SNAP! LLC
                                    One Beach Street
                                    San Francisco, California 94133
                                    Attention:  Chief Financial Officer
                                    Telecopier:  415-392-9088

                           with copies to:

                                    National Broadcasting Company, Inc.
                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Attention: Vice President, Corporate Law
                                     Group
                                    Fax: (212) 977-7165

                  (c)      If to ValueVision, to:

                                    ValueVision International, Inc.
                                    6740 Shady Oak Road
                                    Eden Prairie, Minnesota 55344-3433
                                    Attention: Chief Financial Officer
                                    Fax:  (612) 947-0188

                           With a copy to:

                                    Latham & Watkins
                                    633 West Fifth Street
                                    Suite 4000
                                    Los Angeles, CA 90071
                                    Attention: Michael W. Sturrock
                                    Fax: (213) 891-8763

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

                  Section 5.3. Entire Agreement; Amendment. This Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 5.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  SECTION 5.5. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED WITHIN SUCH STATE, AND EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR U.S. FEDERAL COURT SITTING WITHIN THE COUNTY OF NEW YORK, NEW YORK. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  Section 5.6. Public Announcements. Each of ValueVision, Xoom and Snap agrees to hold in strict confidence and not to disclose to others the status of any discussions or relations among the parties with respect to the subject matter of this Agreement or the Ancillary Documents until such time as the parties mutually agree to publicly disclose such information or are legally obligated to disclose such information or are obligated by applicable Nasdaq rules to disclose such information.

                  Section 5.7. Fees and Expenses. Each party shall bear its own costs and expenses incurred in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby, including the fees and expenses of their respective accountants and counsel.

                  Section 5.8. Successors and Assigns; Third Party Beneficiaries. Subject to applicable law and the following sentence, either party may assign its rights and obligations under this Agreement in whole or in part only to any Affiliate of such party, but no such assignment shall relieve the assigning party of its obligations hereunder. No party shall assign any rights or obligations under this Agreement to any Affiliate if such Affiliate does not expressly assume pursuant to a document in form and substance reasonably satisfactory to the other party all of the obligations of the assigning party hereunder.

                  Section 5.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

                  Section 5.10. Headings and Captions. The section headings and captions contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Warrant Purchase Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.


                                VALUEVISION INTERNATIONAL, INC.



                                By:/s/ Gene McCaffery
                                   ----------------------------------
                                   Name: Gene McCaffery
                                   Title: Chief Executive Officer


                                 XOOM.COM, INC.



                                By: /s/ Chris Kitze
                                   ----------------------------------
                                   Name: Chris Kitze
                                   Title: Chairman


                                SNAP! LLC



                                By:/s/ Edmond Sanctis
                                   ----------------------------------
                                   Name: Edmond Sanctis
                                   Title:  Chief Operating Officer
















                          [WARRANT PURCHASE AGREEMENT]